Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Acquires Spanish Nonwovens Business Tesalca-Texnovo

Company Launches New PGI Spain Operations and Strengthens Global Hygiene Leadership

For Immediate Release

Dec. 3, 2009

[Charlotte, N.C.] — Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) (PGI) today announced it has completed the initial phase of the previously announced acquisition of the Barcelona, Spain-based Tesalca-Texnovo nonwovens businesses from Grupo Corinpa, S.L.

With the closure of the sale, the company began operations of its new wholly owned subsidiary, PGI Spain, strengthening its position as the global leader in the hygiene market by giving it a new presence in the European market with state-of-the-art technology.

“We are very pleased to have completed this phase of the transaction and to begin operations of our new PGI subsidiary,” said Veronica (Ronee) Hagen, chief executive officer. “This acquisition furthers our strategy of being the global hygiene leader, and also strengthens our medical and industrial businesses in the region.”

The acquisition adds about 280 employees to PGI’s global employee base of more than 3,000. It also expands its manufacturing capabilities with presence in Tarragona, Spain consisting of six spunlaid lines serving the hygiene, medical and industrial/agricultural segments. The additional capacity brings PGI’s global spunlaid capacity to more than 285,000 metric tonnes.

Jaime Carreras, previously general manager for Tesalca-Texnovo, has been named general manager of the new PGI Spain. He has been with Tesalca-Texnovo for over 20 years.

About PGI

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For financial inquiries, please contact:

Dennis Norman

Vice President - Strategy & Corporate Development

(704) 697-5186

normand@pginw.com

For media inquiries, please contact:

Cliff Bridges

Global Marketing and HR Communications Director

(704) 697-5168

bridgesc@pginw.com

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